SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

Date of Report: October 19, 1999

                           Titan Pharmaceuticals, Inc.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

       0-27436                                            94-3171940
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(Commission File Number)                       (IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, California      94080
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (650) 244-4990
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Item 5. Other Events

      On October 19, 1999, we called for redemption on November 19, 1999 of our outstanding class A warrants for cash at the redemption price of $.05 per warrant. Accordingly, after 5:00 p.m. New York time on the redemption date the class A warrants will no longer be exercisable for shares of our common stock and the holders will only have the right to receive the redemption price.

      In connection with the redemption, we entered into an advisory agreement with Deutsche Bank Securities Inc. pursuant to which we agreed to pay an advisory fee of $2 million payable on the redemption date if at least $30 million is received from warrant exercises, or in installments if more than $15 million but less than $30 million is raised. If less than $15 million is raised, $1 million of Deutsche Bank's fee will be in the form of warrants.

      As part of the redemption, we also amended the warrant agreements governing our warrants to terminate D. H. Blair Investment Banking Corp.'s solicitation rights in consideration for the payment to Blair of a termination fee equal to 2.7% of the warrant exercise proceeds.

Item 7. Financial Statements and Exhibits.

      (c)   Exhibits

            4.9   Notice of Redemption and Letter to Class A Warrant holders.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TITAN PHARMACEUTICALS, INC.e



                                       By:  /s/ Louis R. Bucalo
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                                                    Louis R. Bucalo, M.D.
                                           President and Chief Executive Officer

Dated: October 19, 1999